Prospectus Supplement (To Prospectus dated March 31, 2023)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-270473

14,266,666 Shares of Common Stock

We are offering 14,266,666 shares of our common stock, par value $0.00001 per share (“common stock”), to certain investors pursuant to this prospectus supplement and the accompanying prospectus in a registered direct offering.

In a concurrent private placement, we are issuing to such investors accompanying warrants (the “common warrants”) to purchase an aggregate of up to 28,533,332 shares of our common stock. The common warrants and the common stock issuable upon the exercise of the common warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. The is no established public trading market for the common warrants and we do not expect a market to develop. In addition, we do not intend to list the common warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The combined offering price of each share of common stock and accompanying common warrant is $0.15. The common warrants are exercisable after the date on which an approval, as required by the applicable rules and regulations of the Nasdaq Capital Market from our stockholders with respect to the issuance of the common warrants and the shares upon exercise thereof, is received and deemed effective under Nevada law (the “Stockholder Approval Date”) at an exercise price of $1.00 per share of common stock, expire on the date that is five (5) years after the Stockholder Approval Date and are subject to adjustment in certain circumstances, including that upon any subsequent equity sales at a price per share lower than the then effective exercise price of such common warrants, then such exercise price shall be lowered to such price at which the shares were offered. The shares of common stock and the accompanying common warrants will be issued separately but can only be purchased together in this offering.

As a result of this offering, the exercise price on 36,673,113 of our previously outstanding warrants will be automatically adjusted to the offering price of each share of common stock and accompanying common warrant sold in this offering.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII.” On October 10, 2024, the closing price of our common stock was $0.166 per share. The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus supplement was approximately $22.6 million, based on approximately 31.4 million shares of common stock outstanding, approximately 31.3 million of which were held by non-affiliates, and a per share price of $0.72 based on the closing sale price of our common stock on August 12, 2024. We previously sold approximately $5.4 million of securities pursuant to General Instructions I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000, or the Baby Shelf Limitation.

We have retained Dawson James Securities, Inc. to act as the exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the common stock but has agreed to use its best efforts to arrange for the sale of the shares of common stock. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-3 of this prospectus supplement, page S-5 of the accompanying prospectus, and the information, including risk factors, contained in the other documents we file or have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, for a discussion of the factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

There is no arrangement for funds to be received in escrow, trust or similar arrangement.

	Per Share and Accompanying Common Warrant	Total
Offering price	$0.15	$2,139,999.90

Placement Agent Fees(1)	$0.009	$123,399.99

Proceeds, before expenses, to us(2)	$0.1410	$2,011,599.91

(1) We estimate the total expenses of this offering, excluding the placement agent fees and expenses, will be approximately $15,000. We will pay the placement agent a cash fee equal to six percent (6%) of the aggregate gross proceeds raised in this offering. In addition, we will pay the placement agent a cash fee equal to six percent (6%) of the aggregate cash exercise price received by us upon exercise of common warrants issued in connection with this offering that were solicited by the placement agent. We will also reimburse the placement agent for its expenses, including the reimbursement of legal fees not to exceed $10,000. In addition, we have agreed to issue the placement agent or its designees warrants to purchase up to 856,000 shares of common stock (equal to 6% of the aggregate number of shares of common stock sold in this offering) at an exercise price of $1.25 (the “placement agent warrants”; and together with the common warrants, the “Warrants”). See “Plan of Distribution” for a complete description of the compensation to be received by the placement agent.

(2) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this offering.

We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and scaled disclosures for this prospectus and future filings. See “Prospectus Supplement Summary — Implication of Being a Smaller Reporting Company.”

Delivery of the shares of common stock and the Warrants is expected to be made on or about October 15, 2024.

Dawson James Securities, Inc.

The date of this prospectus supplement is October 11, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

About This Prospectus Supplement

This prospectus supplement relates to the offering of our securities. Before buying securities offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, together with the documents incorporated by reference herein, as described under the heading “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement to which the accompanying prospectus forms a part or to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein, subject to the Baby Shelf Limitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, and any related free writing prospectus that we authorized to be distributed to you. Neither we nor the placement agent have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any of the placement agents are making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-ii

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 28, 2024, which is incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “‘Forward-Looking’ Information.”

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

For purposes of this prospectus supplement and the accompanying prospectus, references to “Company,” “22nd Century,” “we,” “us,” “our,” and “ours” refer to 22nd Century Group, Inc. and its subsidiaries where the context so requires, unless otherwise indicated or the context otherwise requires.

S-iii

“Forward-Looking” Information

This prospectus supplement and the information incorporated by reference in this prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein regarding our expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including the following summary of risk factors:

•	We have had a history of losses and negative cash flows, and we may be unable to achieve and sustain profitability and positive cash flows from operations.

•	Our ability to continue as a going concern.

•	Our ability to regain compliance with the NASDAQ listing requirements.

•	Our competitors generally have, and any future competitors may have, greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

•	Our research and development process may not develop marketable products, which would result in loss of our investment into such process.

•	The failure of our information systems to function as intended or their penetration by outside parties with the intent to corrupt them could result in business disruption, litigation and regulatory action, and loss of revenue, assets, or personal or confidential data (cybersecurity).

•	We may be unsuccessful at commercializing our Very Low Nicotine “VLN” tobacco using the reduced exposure claims authorized by the Food and Drug Administration (“FDA”).

•	The manufacturing of tobacco products subjects us to significant governmental regulation and the failure to comply with such regulations could have a material adverse effect on our business and subject us to substantial fines or other regulatory actions.

•	We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

•	The loss of a significant customer for whom we manufacture tobacco products could have an adverse impact on our results of operation.

•	Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

•	The FDA could force the removal of our products from the U.S. market.

•	Certain of our proprietary rights have expired or may expire or may not otherwise adequately protect our intellectual property, products and potential products, and if we cannot obtain adequate protection of our intellectual property, products and potential products, we may not be able to successfully market our products and potential products.

S-iv

•	We license certain patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects could be harmed.

•	Our stock price may be highly volatile and could decline in value.

•	We are a named defendant in certain litigation matters, including federal securities class action lawsuits and derivative complaints; if we are unable to resolve these matters favorably, then our business, operating results and financial condition may be adversely affected.

•	Future sales of our common stock will result in dilution to our common stockholders.

•	We do not expect to declare any dividends on our common stock in the foreseeable future.

You also should carefully review the risk factors and cautionary statements described in the other documents we file or furnish from time to time with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document.

We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

S-v

Prospectus Supplement Summary

The following summary highlights basic information about 22nd Century, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

22nd Century Group, Inc. is a tobacco products company with sales and distribution of our own proprietary new reduced nicotine tobacco products authorized as Modified Risk Tobacco Products by the FDA. Additionally, we provide contract manufacturing services for conventional combustible tobacco products for third-party brands.

Our mission in tobacco is dedicated to mitigating the harms of smoking through our proprietary reduced nicotine content (“RNC”) tobacco plants and our Very Low Nicotine, VLN® combustible cigarette products. In December 2021, we secured the first and only authorization from the FDA to market a combustible cigarette, our brand VLN® as a Modified Risk Tobacco Product (“MRTP”) using certain reduced nicotine exposure claims. In April 2022, the inaugural launch of our proprietary VLN® cigarettes commenced through a pilot program in select Circle K stores in and around Chicago, Illinois. Building on the success of the pilot, we initiated a phased rollout strategy in 2023, progressing state by state and region by region to a store footprint spanning more than 5,000 stores in 26 states. Our VLN® tobacco products are supported by a substantial intellectual property portfolio comprising issued patents and patent applications related to tobacco plants, and in particular our reduced nicotine tobacco plants.

In addition to continued focus on VLN®, we renewed our focus on utilizing our tobacco assets to attract additional tobacco business to help fund the growth of VLN®. In addition to existing business relationships with multiple tobacco products companies, we will continue to expand the number of brands in our contract manufacturing operations (“CMO”) portfolio in 2024.

Our Annual Report on Form 10-K for the year ended December 31, 2023, and the subsequent reports filed pursuant to the Exchange Act provide additional information about our business, operations and financial condition.

Nasdaq Compliance

On July 16, 2024, we received a deficiency letter from the Nasdaq Listing Qualifications Department notifying us that, for the last 30 consecutive business days, the closing bid price for our common stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been given 180 calendar days, or until January 13, 2025, to regain compliance with Rule 5550(a)(2).

Any delisting of our common stock from trading on Nasdaq would likely have a material adverse effect on our stock price and liquidity.

Corporate Information

We are a Nevada corporation and our corporate headquarters is located at 321 Farmington Road, Mocksville, North Carolina 27028. Our telephone number is (716) 270-1523. Our internet address is www.xxiicentury.com. We do not incorporate the information on our website into this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

The Offering

Issuer	22nd Century Group, Inc.

Common stock offered by us	14,266,666 shares of common stock.

Offering price	$0.15 per share of common stock and accompanying common warrant.

Concurrent private placement	In a concurrent private placement, we are selling to the purchasers of our common stock accompanying common warrants to purchase up to an aggregate of 28,533,332 shares of common stock, which common warrants are exercisable after the Stockholder Approval Date (as defined in the Securities Purchase Agreement) at an exercise price of $1.00 per share of common stock and expire on the date that is five (5) years after the Stockholder Approval Date. We will receive proceeds from the concurrent private placement transaction of warrants to be purchased by any investor in the concurrent private placement solely to the extent such warrants are exercised for cash. The common warrants and the common stock issuable upon the exercise of the common warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. There is no established public trading market for the common warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited.

Placement Agent Warrants	We will also issue placement agent warrants to purchase up to 856,000 shares of common stock (and the shares of common stock issuable upon the exercise of the placement agent warrants) to the placement agent or its designees as part of the compensation payable to the placement agent in connection with this offering. The placement agent warrants and the common stock issuable upon the exercise of the placement agent warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. There is no established public trading market for the placement agent warrants being issued in connection with this offering, and we do not expect a market to develop. We do not intend to apply for listing of the placement agent warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the placement agent warrants will be limited.

Shares of common stock to be outstanding after this offering(1)	45,702,624 shares of common stock (assuming the sale of all securities covered by this prospectus supplement but assuming no exercise of any common warrants or placement agent warrants).

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	Our common stock is traded on the Nasdaq Capital Market under the symbol “XXII.”

(1)	The number of shares outstanding after this offering is based on 31,435,958 shares of common stock outstanding as of October 10, 2024, inclusive of 2,057,637 shares of common stock to be issued in connection with our September 2024 registered direct offering, and excludes:

•	36,673,113 shares of common stock issuable upon the exercise of 36,673,113 warrants, which exercise prices will be automatically adjusted to an exercise price of $0.068 in connection with this offering to equal to the effective price of the combined offering price of each share and accompanying common warrants sold in this offering;

•	1,150,000 shares of common stock issuable upon the exercise of 1,150,000 pre-funded warrants;

•	4,207 shares of our common stock issuable upon the exercise of fully vested and immediately exercisable stock options at a weighted-average exercise price of $369.43 per share;

•	146,321 shares of unvested restricted stock units; and

•	5,191,421 shares of our common stock reserved for future award grants under the under the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of outstanding options or restricted stock and no exercise of the Warrants.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 28, 2024, which are incorporated into this prospectus supplement and the accompanying prospectus by reference in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also read carefully the section above titled “Forward-Looking Information.”

Risks Related to our Business and Continued Operations

We have a history of losses, and we expect to incur significant expenses and continuing losses for the foreseeable future and there is substantial doubt regarding our ability to continue as a going concern.

As indicated in our Annual Report on Form 10-K for the year ended December 31, 2023, we have incurred significant losses and negative cash flows from operations since inception and expect to incur additional losses until such time that we can generate significant revenue and profit in our tobacco business, which casts substantial doubt regarding our ability to continue as a going concern. As of October 10, 2024, we had cash and cash equivalents of approximately $4.4 million.

Doubts about our ability to continue as a going concern have and could continue to negatively impact our relationships with our commercial partners and our ability, as part of our cost-cutting measures, to obtain, maintain, restructure and/or terminate agreements with them, or negatively impact our negotiating leverage with such parties, which could have a material adverse effect on our business, financial condition and results of operations or result in litigation. Furthermore, any loss of key personnel, employee attrition or material erosion of employee morale arising out of doubts about our ability to operate as a going concern could have a material adverse effect on our ability to effectively conduct our business, and could impair our ability to execute our business plan, thereby having a material adverse effect on our business, financial condition and results of operations.

We continue to seek and evaluate opportunities to raise additional funds through the issuance of our securities, asset sales, and through arrangements with strategic partners. If capital is not available to us when, and in the amounts needed, we could be required to liquidate our inventory, cease or curtail operations, or seek protection under applicable bankruptcy laws or similar state proceedings. There can be no assurance that we will be able to raise the capital we need to continue our operations.

Risks Related to this Offering

We have outstanding warrants with anti-dilution price protection and this offering will result in the exercise price on such warrants being reduced to the combined offering price of each share and accompanying common warrant sold in this offering.

We have approximately 36,673,113 outstanding warrants with anti-dilution price protection. This offering of our securities will result in the exercise price on such warrants being reduced to the combined offering price of each share and accompanying common warrant sold in this offering. In addition, the exercise price on these warrants and the warrants sold in this offering will have the exercise price reduced in the event of any future offerings of securities at a lower price than the current exercise price (subject to limited exceptions). Such warrants may deter future investors and can result in further dilution to our investors.

Nasdaq may delist our common stock from trading on its exchange which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

Our common stock is currently listed on the Nasdaq. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our common stock;

•	reduced liquidity with respect to our securities;

•	a determination that shares of our common stock are “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional common stock or obtain additional financing in the future.

On July 16, 2024, we received a deficiency letter from the Nasdaq Listing Qualifications Department notifying us that, for the last 30 consecutive business days, the closing bid price for our common stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been given 180 calendar days, or until January 13, 2025, to regain compliance with Rule 5550(a)(2).

Any delisting of our common stock from trading on Nasdaq would likely have a material adverse effect on our stock price and liquidity.

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by us and/or our directors, officers or stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been, and may continue to be, subject to significant fluctuations due not only to general stock market conditions, but also to changes in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity, or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by us and/or our directors, officers or stockholders, whether in the market, in connection with business acquisitions, in this offering or in subsequent public offerings. Stock markets in general have at times experienced extreme volatility unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results.

As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

Management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other stockholders may disagree.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. We may use a portion of the net proceeds to acquire or invest in new or different businesses, products and intellectual property. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions.  Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

Purchasers in the offering may result in dilution.

If you purchase shares in this offering, the value of your shares based on our pro forma historical net tangible book will immediately be less than the offering price you paid. This reduction in the value of your equity is known as dilution. At an offering price of $0.15 per share, purchasers in this offering will experience immediate dilution of approximately $0.0899 per share, representing the difference between the effective offering price per share in this offering and our as adjusted pro forma historical net tangible book value per share as of June 30, 2024, after giving effect to the Pro Forma Adjustments (as defined herein), this offering, and after deducting estimated offering expenses, including placement agent fees, payable by us. See “Dilution” on page S-9.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including the NASDAQ. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants purchased in this offering will have no rights as holders of common stock until such holders exercise their Warrants and acquire our common stock.

Until holders of the Warrants acquire our common stock upon exercise of such Warrants, holders of the Warrants will have no rights with respect to our common stock underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

We do not anticipate paying cash dividends and, accordingly, stockholders must rely on share appreciation for any return on their investment.

We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and do not anticipate that we will declare or pay any cash dividends on our capital stock in the foreseeable future. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we incur. As a result, capital appreciation, if any, of our common stock will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common stock.

Our common stock may become the target of a “short squeeze.”

In recent years, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the shares to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those shares have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

Use of Proceeds

We estimate that the net proceeds from the sale of shares in this offering will be approximately $2.0 million, after deducting placement agent fees and expenses, as well as our estimated expenses related to the offering. This estimate excludes the proceeds, if any, from the exercise of the common warrants sold in the private placement concurrently with this offering.

We expect to use any proceeds that we receive from this offering for general corporate purposes. Accordingly, we retain broad discretion over the use of the net proceeds from this offering. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for the net proceeds we receive.

DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the effective offering price per share of common stock and the as adjusted pro forma historical ne tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of June 30, 2024, was a deficit of $6.7 million, or ($0.72) per share of common stock based on 9,272,518 shares of common stock outstanding as of June 30, 2024. Historical net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding as of such date.

After giving effect to the issuance and sale of 19,952,752 shares of common stock for aggregate net proceeds of $7.3 million in equity offerings completed in August and September 2024, after deducting estimated offering expenses payable by us, our pro forma historical net tangible book value as of June 30, 2024 was $0.62 million, or $0.0211 per share of common stock (collectively, the “Pro Forma Adjustments”).

 After giving further effect to the sale by us of shares and warrants at an offering price of $0.15 per share and accompanying warrants, and after deducting estimated offering expenses, our as adjusted pro forma historical net tangible book value as of June 30, 2024 would have been approximately $2.6 million or $0.0601 per share of common stock. This represents an immediate increase in the pro forma historical net tangible book value of $0.0390 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $0.0899 per share to new investors. The following table illustrates this hypothetical per share dilution:

Offering price	$0.15
Historical net tangible book value per share as of June 30, 2024	$(0.72)
Increase in pro forma historical net tangible book value attributable to the Pro Forma Adjustments	$0.7411
Pro forma net tangible book value per share attributable to the Pro Forma Adjustments	$0.0211
Increase in as adjusted pro forma historical net tangible book value per share attributable to this offering	$0.0390
As adjusted pro forma historical net tangible book value per share as of June 30, 2024 after giving effect to this offering	$0.0601
Dilution per share to purchasers of Offered Shares in this offering	$0.0899

The number of shares of common stock outstanding as of June 30, 2024, as shown above, is based on 9,272,518 shares of common stock issued and outstanding as of that date and excludes:

•	6,605 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $358.81 per share:

•	1,824 shares of common stock issuable upon vesting of restricted stock unit awards;

•	5,707,584 shares of common stock reserved for future issuance under our 2021 Omnibus Incentive Plan;

•	6,361,600 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $2.70 per share; and

•	1,150,000 shares of common stock issuable upon exercise of pre-funded warrants to purchase common stock.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement between us and Dawson James Securities, Inc. (“Dawson James” or the “placement agent”) we have engaged Dawson James as our exclusive placement agent to solicit offers to purchase the shares in this offering. The placement agent is not purchasing or selling any of the shares we are offering, and it is not required to arrange the purchase or sale of any specific number of shares or dollar amount, but it has agreed to use commercially reasonable efforts to arrange for the sale of the shares. The placement agent may retain sub-agents and selected dealers in connection with this offering.

The placement agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement and the accompanying prospectus to one or more investors through securities purchase agreements directly between the purchasers and us. All of the shares will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the shares we are offering pursuant to this prospectus supplement and the accompanying prospectus will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the shares will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	Dawson James, as placement agent, will receive the placement agent fees in accordance with the terms of the engagement agreement; and

•	we will deliver the shares and common warrants to the investors.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agent a cash fee equal to six percent (6%) of the aggregate gross proceeds raised in this offering. In addition, we will pay the placement agent a cash fee equal to six percent (6%) of the aggregate cash exercise price received by us upon exercise of common warrants issued in connection with this offering that were solicited by the placement agent. We will also reimburse the placement agent for their expenses, including the reimbursement of legal fees not to exceed $10,000.

	Per Share and Accompanying Common Warrant	Total
Offering price	$0.15	$2,139,999.90
Placement Agent Fees	$0.009	$128,399.99
Proceeds, before expenses, to us	$0.141	$2,011,599.91

The estimated offering expenses payable by us, excluding the placement agent fees and expenses, will be approximately $15,000.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees as part of the compensation payable to the placement agent in connection with this offering warrants to purchase up to 856,000 shares of common stock (equal to 6% of the aggregate number of shares of common stock sold in this offering) at an exercise price of $1.25 per share. The placement agent warrants and the shares of our common stock issuable upon exercise thereof are not being registered pursuant to this prospectus supplement and accompanying prospectus. The placement agent warrants will be exercisable after the Stockholder Approval Date and will expire five (5) years from the commencement of sales in the offering. Except as provided above, the placement agent warrants will have substantially the same terms as the common warrants issued to the investors in the concurrent private placement.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches and representations and warranties by us as contained in the engagement letter. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Regulation M

Dawson James may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Dawson James would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by Dawson James acting as principal. Under these rules and regulations, Dawson James:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII.”

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Affiliations

The placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to us and our affiliates for which they have received, and in the future may receive, advisory or transaction fees, as applicable. The placement agent has acted as the placement agent in registered direct offerings, warrant inducements, and a confidentially marketed public offering in the past three years and it received compensation for such offerings. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of shares of common stock in this offering, we will issue and sell to certain investors accompanying common warrants to purchase an aggregate of up to 28,533,332 shares of our common stock, which common warrants will be exercisable after the Stockholder Approval Date at an exercise price of $1.00 per share of common stock and will expire on the date that is five (5) years after the Stockholder Approval Date. Such common warrants are subject to adjustment in certain circumstances, including upon any subsequent equity sales at a price per share lower than the then-effective exercise price of such common warrants, in which case such exercise price shall be lowered to the price at which the shares were offered.

The common warrants and the common stock issuable upon the exercise of the common warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. The is no established public trading market for the common warrants and we do not expect a market to develop. In addition, we do not intend to list the common warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The investors are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act. We have agreed to file a registration statement on Form S-3 providing for the resale of the shares of common stock underlying the common warrants by the investors within 30 calendar days of October 11, 2024.

A holder of common warrants will have the right to exercise the common warrants on a “cashless” basis if there is no effective registration statement registering the resale of the common warrant shares. Subject to limited exceptions, a holder of common warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us. In addition, as more fully described in the form of common warrant, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its common warrants at the Black Scholes value.

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants, as applicable.

The summary of certain terms and provisions of the common warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of the common warrants which was filed as an exhibit to a Current Report on Form 8-K after the date of this prospectus supplement and which is incorporated by reference herein.

Description of the securities we are offering

The following is a description of our capital stock and certain provisions of our amended and restated articles of incorporation, amended and restated bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated articles of incorporation and amended and restated bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. We are incorporated in the State of Nevada. The rights of our stockholders are generally covered by Nevada law and our amended and restated articles of incorporation and amended and restated bylaws. The terms of our capital stock are therefore subject to Nevada law.

General

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share.

On March 28, 2024 we filed a certificate of change authorizing a 1-for-16 reverse stock split of our issued and outstanding shares of common stock, par value $0.00001 (the “2024 Reverse Stock Split”). There was no change to our authorized shares. The 2024 Reverse Stock Split became effective at 12:01 a.m. Eastern Time on April 2, 2024.

On July 5, 2023, we filed a certificate of change authorizing a 1-for-15 reverse stock split of our issued and outstanding shares of common stock, par value $0.00001. The Company’s authorized shares at the time were adjusted by the reverse split ratio of 1-for-15. The 2023 Reverse Stock Split became effective at 12:01 a.m. Eastern Time on July 5, 2023.

Unless otherwise indicated, all share and per share prices herein have been adjusted to retroactively reflect the Reverse Stock Split. However, common stock share and per share amounts in the accompanying Prospectus have not been adjusted to give effect to the 2024 Reverse Stock Split and 2023 Reverse Stock Split.

As of October 10 2024, 31,435,958 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding, incusive of 2,057,637 shares of common stock to be issued in connection with our September 2024 registered direct offering.

Our common stock is traded on the Nasdaq Capital Market under the symbol “XXII.” Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefore, subject to a preferential dividend right of outstanding preferred stock. Upon the liquidation, dissolution or our winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by the rights of the holders any series of preferred stock that we may designate and issue in the future.

Legal Matters

The validity of the shares of our common stock being offered hereby will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida. Haynes and Boone, LLP, New York, New York is acting as counsel for the placement agent in connection with this offering.

Experts

The consolidated financial statements to the Annual Report on Form 10-K for the year ended December 31, 2023, are incorporated herein by reference and have been so incorporated in reliance on the report of Freed Maxick CPAs, P.C., an independent registered public accounting firm, (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements) given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet website.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement and the accompanying prospectus omit some of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through its Internet website.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than information furnished under Item 2.02 or Item 7.01 of Form 8-K) on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 28, 2024

•	Our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024, and August 13, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on October 10, 2024, October 8, 2024, September 30, 2024, September 13, 2024, September 9, 2024, August 28, 2024, August 16, 2024, July 30, 2024, July 22, 2024, June 28, 2024, June 4, 2024, May 30, 2024, May 10, 2024, April 30, 2024, April 18, 2024, April 9, 2024, April 8, 2024, April 5, 2024, April 3, 2024, February 15, 2024, February 13, 2024, January 25, 2024, and January 24, 2024;

•	Our definitive proxy statement filed with the SEC on April 29, 2024; and

•	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed August 12, 2021, and any amendment or report updating that description.

We will provide without charge to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into but not delivered with this prospectus supplement. Requests should be directed to our principal executive offices at:

22nd Century Group, Inc.

321 Farmington Rd

Mocksville, NC 27028

(716) 270-1523

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference herein as described above, the accompanying prospectus (including information incorporated by reference therein) and any free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS

22nd Century Group, Inc.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
SUBSCRIPTION RIGHTS
SECURITIES PURCHASE CONTRACTS
UNITS

We may offer and sell from time to time up to $250 million of any combination of the securities described in this prospectus, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the times of offerings.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities for sale directly to the purchasers or through one or more underwriters, dealers and agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII.” The last reported sale price of the common stock on March 6, 2023 was $0.9356 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. Please read carefully the section entitled “Risk Factors” on Page 1 of this prospectus and any similar section contained in the applicable prospectus supplement and/or other offering material concerning factors you should consider before investing in our securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2023.

ii

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Company,” “22nd Century,” “we,” “us,” “our,” and “ours” refer to 22nd Century Group, Inc. and its subsidiaries where the context so requires.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus, in one or more offerings, up to the maximum aggregate dollar amount $250 million.  This prospectus provides you with a general description of the securities that we may offer.  Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities in any jurisdiction in which an offer is not authorized or in which the person making that offer is not qualified to do so or to anyone to whom it is unlawful to make an offer. You should not assume that the information contained in this prospectus or any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports of Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

“FORWARD-LOOKING” INFORMATION

This registration statement and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein regarding our expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including the following summary of risk factors:

•	We have had a history of losses and negative cash flows, and we may be unable to achieve and sustain profitability and positive cash flows from operations.

•	Our competitors generally have, and any future competitors may have, greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

•	Our research and development process may not develop marketable products, which would result in loss of our investment into such process.

•	Our ability to successfully integrate the operations of GVB Biopharma into ours and achieve the expected synergies with the acquired business.

•	We may acquire or invest in other companies, which may divert our management’s attention, result in additional dilution to our stockholders, and consume resources that are necessary to sustain our business or result in losses.

•	The coronavirus pandemic (COVID-19) or another pandemic may cause a variety of business disruptions and future business risks.

•	The failure of our information systems to function as intended or their penetration by outside parties with the intent to corrupt them could result in business disruption, litigation and regulatory action, and loss of revenue, assets, or personal or confidential data (cybersecurity).

•	We may be unsuccessful at commercializing our Very Low Nicotine Content “VLNC” tobacco as a Modified Exposure Cigarette.

•	The manufacturing of tobacco products subjects us to significant governmental regulation and the failure to comply with such regulations could have a material adverse effect on our business and subject us to substantial fines or other regulatory actions.

•	We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

•	The loss of a significant customer for whom we manufacture tobacco products could have an adverse impact on our results of operation.

•	Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

•	The FDA could force the removal of our products from the U.S. market.

•	Negative press from being in the hemp/cannabis space could have a material adverse effect on our business, financial condition, and results of operations.

•	Any business-related cannabinoid production is dependent on laws pertaining to the hemp/cannabis industry.

•	Certain of our proprietary rights have expired or may expire or may not otherwise adequately protect our intellectual property, products and potential products, and if we cannot obtain adequate protection of our intellectual property, products and potential products, we may not be able to successfully market our products and potential products.

•	We license certain patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects could be harmed.

•	Our stock price may be highly volatile and could decline in value.

•	We are a named defendant in certain litigation matters, including federal securities class action lawsuits and derivative complaints; if we are unable to resolve these matters favorably, then our business, operating results and financial condition may be adversely affected.

•	Future sales of our common stock will result in dilution to our common stockholders.

•	We do not expect to declare any dividends on our common stock in the foreseeable future.

You also should carefully review the risk factors and cautionary statements described in the other documents we file or furnish from time to time with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements included in this prospectus and any other offering material, or in the documents incorporated by reference into this prospectus and any other offering material, are made only as of the date of the prospectus and any other offering material or the incorporated document.

We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

22ND CENTURY GROUP, INC.

22nd Century Group, Inc. is a leading biotechnology company focused on utilizing advanced alkaloid plant technologies to improve health and wellness with reduced nicotine tobacco, hemp/cannabis and hops. We use modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the consumer goods and pharmaceutical industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits. Our mission in tobacco products is dedicated to reduce the harms of smoking by commercializing our proprietary, very low nicotine content (“VLNC”) tobacco plants and cigarette products. We received the first and only Food and Drug Administration (“FDA”) Modified Risk Tobacco Product (“MRTP”) authorization of a combustible cigarette in December 2021. Beginning in April 2022, we launched our proprietary VLN® reduced nicotine cigarettes, first through a pilot program conducted in select Circle K stores in and around Chicago, Illinois. Following our successful pilot program, we initiated an ongoing state-by-state, region-by-region rollout strategy.

Our mission in hemp/cannabis is to develop and monetize proprietary varieties of hemp with valuable cannabinoid and terpene profiles and other superior agronomic traits. We are a global scale provider of cannabinoid ingredients and Active Pharmaceutical Ingredients (“API”), as well as a contract development and manufacturing organization (“CDMO”) provider of hemp-derived consumer products.

In hops, our mission is to leverage our experience with tobacco and hemp/cannabis, a close hop plant relative, to accelerate the development of proprietary specialty hop varieties with valuable traits, for potential applications in life sciences and consumer products.

We have a significant intellectual property portfolio of issued patents and patent applications relating to both tobacco and hemp/cannabis plants and have further resources directed towards creating and securing additional intellectual property pertaining to all three franchises. We continue to prioritize research and development activities to achieve our strategic and investment priorities.

Our Annual Report on Form 10-K for the year ended December 31, 2022 and the subsequent reports filed pursuant to the Exchange Act provide additional information about our business, operations and financial condition.

We are a Nevada corporation and our corporate headquarters is located at 500 Seneca Street, Suite 507, Buffalo, New York 14204. Our telephone number is (716) 270-1523. Our internet address is www.xxiicentury.com. We do not incorporate the information on our website into this prospectus, and you should not consider it to be a part of this prospectus. Our web site address is included as an inactive textual reference only.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. Pending such use, we may temporarily invest the net proceeds in short-term investments.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES TO BE OFFERED

We may offer, from time to time and in one or more offerings, debt securities, shares of common stock, shares of preferred stock, warrants, subscription rights, securities purchase contracts and units. Set forth herein and below is a general description of the securities that we may offer hereunder. We will set forth in the applicable prospectus supplement a specific description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Conversion or Exchange Rights

For any series of debt securities that are convertible into or exchangeable for shares of our common stock, we will set forth in the applicable prospectus supplement the terms on which such series of debt securities may be convertible into or exchangeable for our common stock. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby. The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our amended and restated articles of incorporation, amended and restated bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated articles of incorporation and amended and restated bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. We are incorporated in the State of Nevada The rights of our stockholders are generally covered by Nevada law and our amended and restated articles of incorporation and amended and restated bylaws. The terms of our capital stock are therefore subject to Nevada law.

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share. As of March 1, 2023, 215,704,036 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Our common stock is traded on the Nasdaq Capital Market under the symbol “XXII.” Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefore, subject to a preferential dividend right of outstanding preferred stock. Upon the liquidation, dissolution or our winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by the rights of the holders any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our amended and restated articles of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of preferred stock in one or more series. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third part to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Stock Options and Restricted Stock

As of March 1, 2023 we had outstanding options to purchase a total of 4,912,105 shares of common stock at a weighted average exercise price of $1.67 per share and 4,010,241 shares of unvested restricted stock or restricted stock units. As of March 1, 2023 an additional 4,484,702 shares of common stock were available for future award grants under our stock incentive plan.

Warrants

July 2022 Warrants

As of March 1, 2023, the Company has outstanding warrants to purchase up to 17,073,175 shares of common stock. The warrants are currently exercisable at an exercise price of $2.05 per share, subject to certain adjustments, and expire on July 25, 2027. A holder of warrants will have the right to exercise the warrants on a “cashless” basis if there is no effective registration statement registering the resale of the warrant shares. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 5 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

March 2023 Warrants

On March 3, 2023, we issued warrants to purchase up to 5,000,000 shares of our common stock. The warrants are exercisable for five years from September 3, 2023, at an exercise price of $1.275 per share, subject, with certain exceptions, to adjustments in the event of stock splits, dividends, subsequent dilutive offerings and certain fundamental transactions. We are obligated to register the shares of common stock issuable upon exercise of the warrants.

In addition, on March 3, 2023, we issued warrants to purchase up to 675,000 shares of our common stock. The warrants are exercisable for seven years from September 3, 2023, at an exercise price of $0.855 per share, subject, with certain exceptions, to adjustments in the event of stock splits, dividends, subsequent dilutive offerings and certain fundamental transactions.

There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (NRS) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, "combinations" include: (i) any merger or consolidation of a Nevada corporation or any subsidiary of a Nevada corporation with the interested stockholder or any other entity, whether or not itself is an interested stockholder of the Nevada corporation, which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder; (ii) any sale, lease, exchange mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of assets of the Nevada corporation or any subsidiary of the Nevada corporation (x) having an aggregate market value equal to more than 5% of the aggregate market value of all of the consolidated assets of the Nevada corporation, (y) having an aggregate market value equal to more than 5% of the aggregate market value of all the outstanding voting shares of the Nevada corporation, or (z) representing more than 10% of the earning power or net income of the Nevada corporation (determined on a consolidated basis); (iii) the issuance or transfer by the Nevada corporation or any subsidiary of the Nevada corporation, in one transaction or a series of transactions, of any shares of the Nevada corporation or any subsidiary of the Nevada corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding voting shares of the Nevada corporation to the interested stockholder or any affiliate or associate of the interested stockholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the Nevada corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Nevada corporation under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or affiliate or associate of the interested stockholder; (v) except for transactions that would not constitute a combination pursuant to subsection (iii) above, any reclassification of securities (including, without limitation, share splits, share dividend or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares), any recapitalization of the Nevada corporation, any merger or consolidation of the Nevada corporation with any of its subsidiaries, or any other transaction, whether or not with or into or otherwise involving the interested stockholder, under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the Nevada corporation or any subsidiary of the Nevada corporation which is beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares; and (vi) any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the Nevada corporation, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the Nevada corporation.

For purposes of the NRS, an "interested stockholder" is defined to include any person, other than the Nevada corporation or any subsidiary of the Nevada corporation, who is: (a) a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the Nevada corporation or (b) an affiliate or associate of the Nevada corporation and was, at any time within two years immediately before the date in question, the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS statute governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination meets all of the requirements of the articles of incorporation of the Nevada corporation and (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder or (ii) during the two-year period, the transaction is approved by the board and by 60% of the disinterested stockholders at an annual or special meeting of the stockholders.

After such two-year period, corporations subject to these statutes may not engage in specified business combinations and transactions unless the combination meets all of the requirements of the articles of incorporation of the Nevada corporation and: (i) the business combination or transaction by which the person first became an interested stockholder is approved by the board of directors before the stockholder became an interested stockholder; (ii) the business combination is approved by a majority of the outstanding voting power (excluding the shares held by the interested stockholder or any affiliate or associate of the interested stockholder); or (iii) the combination meets the requirements of 78.411 through 78.444 of the NRS, inclusive.

The NRS allows a corporation to "opt out" of NRS 78.411 through 78.444, inclusive, by providing in such corporation's original articles of incorporation or bylaws that such statutes do not apply to the corporation. Unless certain limited exceptions apply, corporations cannot opt out of such statutes by amending their articles of incorporation or bylaws. We have not opted out of such statutes.

Control Share Acquisitions. The NRS also contains a "control share acquisitions statute." If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as "acquiring persons," that acquire or offer to acquire, directly or indirectly, ownership of a "controlling interest" in the outstanding voting stock of an "issuing corporation." For purposes of these provisions (i) a "controlling interest" means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and (ii) an "issuing corporation" means a Nevada corporation, as of any date, that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation, and if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class affected (excluding the shares held by the acquiring person) at an annual or special meeting of the stockholders.

The NRS allows a corporation to "opt out" of the control share acquisitions statute by providing in such corporation's articles of incorporation or bylaws, in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. We have not opted out of the control share acquisitions statute.

Liability and Indemnification of Directors and Officers

NRS Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees or agents, or any person who serves or served at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (for purposes of this section, the “Indemnitee” or “Indemnitees”) against expenses, including attorneys’ fees, actually and reasonably incurred related to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising by reason of an Indemnitee’s status as a director, officer employee or agent of the corporation if: (i) the Indemnitee is not liable for breach of fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; (ii) the Indemnitee conducted himself or herself in good faith and reasonably believes that his or her conduct was in, or not opposed to, our best interests; or (iii) in a criminal action, the Indemnitee must not have had reasonable cause to believe that his or her conduct was unlawful. NRS Section 78.751 requires us to indemnify any Indemnitee for any expenses referenced above if the Indemnitee has been successful on the merits or otherwise in defense of the foregoing actions, suits or proceedings.

Under NRS Section 78.7502, any discretionary indemnification, unless ordered by a court or advanced by the corporation in accordance with NRS Section 78.751(2), can only occur if deemed proper by (i) the stockholders; (ii) a majority vote of a quorum consisting of disinterested directors; or (iii) an independent counsel’s written legal opinion (if such an approach is approved by a majority vote of a quorum consisting of disinterested directors or if a quorum consisting of disinterested directors cannot be obtained). Under NRS Section 78.751(2), advances for expenses may be made by agreement if the Indemnitee affirms in writing that he or she believes that he or she has met the statutory standards and will personally repay the expenses if a court of competent jurisdiction determines that such Indemnitee did not meet the statutory standards.

Our amended and restated bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he, she or it is not entitled to be indemnified by us.

Our amended and restated articles of incorporation provides that we shall indemnify directors and officers to the fullest extent permitted by the NRS. Our amended and restated articles of incorporation also provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by our company is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue other warrants in the future for the purchase of debt securities, common stock, preferred stock, units or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or units offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, provided that we may also act as warrant agent and enter into warrant agreements directly with the purchasers of securities offered pursuant to this prospectus. In each case, the terms of the warrants will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock, units or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock, preferred stock, units or other securities, holders of such warrants will not have any of the rights of holders of the underlying securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, common stock, preferred stock, warrants, units other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the debt securities, common stock, preferred stock, warrants, units or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each stockholder;

•	the amount of debt securities, common stock, preferred stock, warrants, units or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

We may issue securities purchase contracts, which consist of contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, warrants, units, debt securities or other securities at a future date or dates, which we refer to in this prospectus as “securities purchase contracts.” The terms and conditions for any purchase and sale rights or obligations, as well as the price per share of the underlying securities (if applicable) and the number or value of the underlying securities, may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.

The securities purchase contracts may be issued separately or as part of units, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the securities purchase contracts. The securities purchase contracts may require holders to secure their obligations under the securities purchase contracts in a specified manner. The securities purchase contracts also may require us to make periodic payments to the holders thereof or vice versa, and those payments may be unsecured or refunded on some basis.

The securities purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the securities purchase contracts, will be filed with the SEC in connection with the offering of securities purchase contracts. The prospectus supplement and/or other offering material relating to a particular issue of securities purchase contracts will describe the terms of those securities purchase contracts, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the securities purchase contracts.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights and securities purchase contracts, or any combination of the foregoing.

The applicable prospectus supplement will specify the following terms of the units:

•	the terms of the underlying securities comprising the units, including whether and under what circumstances the underlying securities may be traded separate of the units;

•	a description of the terms of any unit agreement governing the units (if any);

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; (vi) through a combination of any of these methods of sale or (vii) through any other methods described in a prospectus supplement. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, in at the market offerings, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement or arrangement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement or arrangement, we may sell securities on a daily basis in exchange transactions or otherwise as we agreement with the underwriters or agents. Any such agreement or arrangement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement or arrangement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock. The terms of any such agreement or arrangement will be set forth in more detail in the applicable prospectus supplement.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including ours, that file electronically with the SEC. The public can obtain any document that we file electronically with the SEC at www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 9, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on May 18, 2022 (including the Form 8-K/A filed on July 20, 2022 and the Form 8-K/A filed on March 10, 2023) and March 3, 2023; and

•	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed August 12, 2021, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.  Requests should be directed to our principal executive offices at:

22nd Century Group, Inc.

500 Seneca Street, Suite 507,

Buffalo, New York 14204

(716) 270-1523

You can also find these filings on our website at www.xxiicentury.com. We are not incorporating the information on our website other than these filings into this prospectus. You should rely only on the information contained in this prospectus (including information incorporated by reference therein) and any free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of Freed Maxick CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined consolidated financial statements of GVB Biopharma, which appear in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 20, 2022, incorporated herein by reference have been so incorporated in reliance on the report of Armanino LLP, an independent registered public accounting firm.

PROSPECTUS SUPPLEMENT

October 11, 2024